UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Form 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): January 29, 2021 (January, 27, 2021)
Gladstone Land Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1521 Westbranch Drive, Suite 100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)
(703) 287-5800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LAND	The Nasdaq Stock Market, LLC
6.375% Series A Cumulative Term Preferred Stock, $0.001 par value per share	LANDP	The Nasdaq Stock Market, LLC
6.00% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share	LANDO	The Nasdaq Stock Market, LLC
5.00% Series D Cumulative Term Preferred Stock, $0.001 par value per share	LANDM	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 27, 2021, Gladstone Land Corporation (the “Company”) entered into three separate agreements of purchase and sale (collectively, the “Agreements”) with King and Gardiner Farms, LLC and Gardiner Family, LLC (and in the case of one such agreement, also with V. Lions Operations, L.P.). The Agreements provide for the purchase of multiple parcels of irrigated farmland totaling approximately 2,370 gross acres, primarily consisting of almond and pistachio orchards, and approximately 75,000 acre-feet of banked water located in Kern County, California (the “Property”). The aggregate purchase price of the Property is expected to be approximately $90.0 million, subject to certain conditions as set forth in the Agreements.

The acquisition of the Property is subject to customary terms and conditions and termination rights for transactions of this type, including a due diligence inspection period for the Company. The transaction is expected to close through a wholly-owned subsidiary of the Company’s operating partnership in multiple phases, with the first phase expected to close during the three months ending June 30, 2021, and the final phase completed by the three months ending December 31, 2021. However, there can be no assurance that this prospective acquisition will be consummated by a certain time, or at all.

Certain statements in this filing, including, but not limited to, the Company’s ability to consummate the prospective acquisition, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this filing. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation
(Registrant)

Date: January 29, 2021	By: /s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)